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                                   Exhibit 1.2
                        300,000 Limited Partnership Units
                                 ($100 per Unit)
                         REDWOOD MORTGAGE INVESTORS VIII
                               ADVISORY AGREEMENT


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Gentlemen:

     D. Russell Burwell, Michael R. Burwell and Gymno Corporation, a California corporation are the General Partners of Redwood Mortgage Investors VIII, a California Limited partnership (the "Partnership") engaged in business as a mortgage lender. The General Partners, on behalf of the Partnership, propose to offer and sell to qualified investors, upon the terms and subject to the conditions set forth in the Prospectus dated __________, 1996 (the "Prospectus"), limited partnership interests ("Units") of the Partnership at an offering price of $100 per Unit, with a minimum investment of twenty (20) Units per purchaser. The offering is for a maximum of 300,000 Units ($30,000,000).

     1. Advisory Relationship. You are in the business of advising clients with respect to certain investments including investments in the Partnership (the "Advisor"). As an Advisor you do not receive any sales commissions or other compensation from the Partnership, but instead receive your fees directly from your client. You do not act as a broker dealer and investments in the Partnership are made directly by the Investor.

     2. Eligible Purchasers of Units. You agree not to advise to any client to invest in Units who does not meet the suitability standards set forth in the Prospectus. You agree that you will deliver and cause each prospective purchaser to complete and execute a Subscription Agreement, and return it to the undersigned together with such other documents, instruments or information as the General Partners may request together with a check in the full amount of the purchase price for the number of Units subscribed for. You agree to inform purchasers that a purchaser's check shall be made payable to "Redwood Mortgage Investors VIII" and remitted directly to Redwood Mortgage Investors VIII, 650 El Camino Real, Suite G, Redwood City, California 94063, Attention: D. Russell Burwell. You shall ascertain that each Subscription Agreement sent in by a prospective purchaser of Units has been fully completed and properly executed by such prospective purchaser.

     3. No Compensation. As an Advisor to the Investor you will receive no compensation from the Partnership in connection with any Units purchased by a client who you have advised to invest in the Partnership.

     4. Further Agreements of Advisor.

     (a) You covenant and agree to comply with any applicable requirements of the Securities Exchange Act of 1934, the Securities Act of 1933, the California Corporations Code, the laws of the state in which you are advising clients, the published rules and regulations of the Securities and Exchange Commission, and any other applicable agency. Furthermore, you specifically covenant and agree not to deliver the Partnership's sales literature, if any, to any person unless such sales literature is accompanied or preceded by a copy of the Prospectus.


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         5.       Further Agreements of Advisor.

     (a) You covenant and agree to comply with any applicable requirements of the Securities Exchange Act of 1934, the Securities Act of 1933, the California Corporations Code, the laws of the state in which you are advising clients, the published rules and regulations of the Securities and Exchange Commission, and any other applicable agency. Furthermore, you specifically covenant and agree not to deliver the Partnership's sales literature, if any, to any person unless such sales literature is accompanied or preceded by a copy of the Prospectus.

     (b) You will not give any information or make any representations or warranties in connection with the offering of Units other than, or inconsistent with, those contained in the Prospectus and any sales material approved in writing by the General Partners of the Partnership. You will deliver a copy of the Prospectus to each investor to whom you are advising. You will not deliver the approved sales material to any person unless such sales material is accompanied or preceded by the Prospectus. You expressly agree not to prepare or use any sales literature, advertisements or other materials in connection with your advisory services. You agree that to the extent information is provided to you marked "For Broker-Dealer and/or Advisor Use Only", you will not provide such information to prospective investors.

     (c) You will only advise eligible purchasers of Units to invest in the Partnership as described in the Prospectus under "INVESTOR SUITABILITY STANDARDS
- Minimum Unit Purchase."

     (d) You agree to make diligent inquiries and maintain a record thereof for a period of at least six years of all clients who you advise to purchase Units in, in order to ascertain whether the purchase of Units represents a suitable investment for such purchaser, and whether the purchaser is otherwise eligible to purchase Units in accordance with the terms of the offering. Accordingly, you shall satisfy the following requirements:

     (i) In recommending to a prospective investor the purchase of Units, you shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by you or your representatives, that the investor (or, if the investor is acting as trustee or custodian of a trust or other entity, that such other trust or entity) is or will be in a financial position to realize to a significant extent the benefits described in the Prospectus, that such investor has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and that Units are otherwise suitable as an investment.

     (ii) You shall also maintain in your files documents disclosing the basis upon which your determination of suitability was reached as to each investor.

     (e) In connection with your advisory activity, you agree to comply with all of the applicable requirements under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), the Securities Exchange Act of 1934, as amended, the "Securities Exchange Act"). We have no due diligence obligation to you.

     (f) You agree to diligently make inquiries as required by law of all clients who you recommend to purchase Units in order to ascertain whether an investment in Units is suitable for each such purchaser, and not rely solely on information supplied by each purchaser. You shall retain all records relating to investor suitability as to each purchaser for a period of six years. Upon reasonable notice to you, the General Partners, or their designated agents, shall have the right to inspect such records.


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     (g) By executing  this  Agreement,  you represent and warrant that you have reasonable grounds to believe (based on information made available to you by the General Partners of the Partnership through the Prospectus and other materials, or otherwise obtained as a result of inquiries conducted by you) that all
material  facts   concerning  the  Partnership  are  adequately  and  accurately disclosed and provide a basis for evaluating the Partnership, including facts relating to items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals or other reports.

     5. Termination. Either party may terminate this Agreement at any time, effective immediately, by giving written notice to other party.

     6. Expenses. You shall bear all your own expenses incurred in connection with your advisory activities and shall not be entitled to any reimbursement.

     7. Indemnification.

     (a) The Partnership and the General Partners agree to indemnify against losses, claims, damages or liabilities (including reasonable attorneys' fees) to which you or such other persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Prospectus or the omission to state therein, material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

     (b) You agree to indemnify and hold harmless the Partnership, its General Partners, their affiliated mortgage company (Redwood Mortgage), against any losses, claims, damages or liabilities (including reasonable attorneys' fees) to which any of such persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statements, actions or omissions by you or any person controlled by you or acting on your behalf, which statement, action or omission is untrue or is inconsistent with or in violation of any provision of federal or state securities laws, the rules and regulations of the Securities and Exchange Commission, or other applicable agency. The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

         8.       Arbitration.

     (a)  As  between  the  parties  hereto,  all  questions  as to  rights  and
obligations   arising  under  the  terms  of  this   Agreement  are  subject  to
arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934, and the securities laws of any state in which Units are offered, and such arbitration shall be governed by the rules of the American Arbitration Association.

     (b) If a dispute should arise under this Agreement, any Party may within 60 days make a demand for arbitration by filing a demand in writing for the other.

     (c) The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.



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     (d) Arbitration shall take place in San Mateo, California,  and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty (60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by
either  party,  and  the  formal  rules  of  evidence   applicable  to  judicial
proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

     (e) If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any Court having jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

     (f) If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

     (g) The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall determine.

     9. Authority. It is understood that your relationship with the Partnership is as an independent contractor and that nothing herein shall be construed and creating a relationship of partnership, joint venturers, employer and employee or any other agency relationship between you and the Partnership.

     10. Survival of Indemnities, Warranties and Representations. The indemnity agreements and the representations and warranties of the parties as set forth herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement, and shall survive the delivery of any payment for Units.

     11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telegraphed, all charges prepaid, to the respective parties at the addresses set forth herein. The address of the Partnership and its General Partners is 650 El Camino Real, Suite G, Redwood City, California 94063 (telephone: (415) 365-5341), until changed by written notice.

     12. Successors and Assigns. This Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, however, that in no in event shall the term "successors and assigns" as used herein include any purchaser, as such, of any Units. In addition, and without limiting the generality of the foregoing, the indemnity agreements contained herein shall inure to the benefit of the successors and assigns of the parties hereto, and shall be valid irrespective of any investigation made or not made by or on behalf of any party hereto.

     13. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of California and the appropriate courts in the County of San Mateo, California should be the forum for any litigation arising hereunder.

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     Please  confirm  your  Agreement  with the  General  Partners  to the terms contained herein and return a fully executed copy of this Advisory Agreement to us.


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                                           D. Russell Burwell, General Partner


ADVISOR ACCEPTANCE:


ACCEPTED this                           day of
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